UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue Suite 108 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 526-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2015, Associated Asphalt Hopewell, LLC, a Virginia limited liability company ("Associated Asphalt"), and Regional Enterprises, Inc. ("Regional"), a Virginia corporation and sole operating subsidiary of Central Energy Partners LP ("Registrant"), executed an Asset Purchase Agreement pursuant to which Regional sold substantially all of its assets to Associated Asphalt(the "Purchase Agreement"). The sale of the Regional assets to Associated Asphalt was consummated on November 20, 2015. Prior to the sale of the Regional assets to Associated Asphalt, Associated Asphalt leased storage facilities from Regional and was the second largest customer of Regional by revenue for the six-month period ended June 30, 2015.

The Board of Directors of Regional (the "Regional Board") made the decision, together with the approval of Registrant, to sell substantially all of Regional's assets to Associated Asphalt in order (1) to raise the needed proceeds to repair Tank 110, which failed and leaked a significant amount of asphalt owned by Associated Asphalt on May 15, 2015, and (2) to make the principal and accrued and unpaid interest payments due on the loan by Hopewell Investment Partners LLC to Regional in March 2013 (the "Hopewell Loan"), which loan was due and payable in full on March 20, 2016. The total amount of these obligations was approximately $3,100,000 at November 20, 2015. The Regional Board and Registrant, despite repeated efforts, had not been able to identify a viable alternative to raise the necessary funds to meet these obligations and other payments owing to trade creditors in excess of $300,000.

As a result of the sale of the Regional assets to Associated Asphalt, the Registrant has no remaining operations or source of income or profit. Without acquiring additional assets, the Registrant will not have income from operations that constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, Registrant will no longer be treated as a partnership for tax purposes under Section 7704 of the Code unless it purchases additional assets which generate "qualifying income." At the present time, the Registrant has not identified any such assets for acquisition and does not have access to the capital needed to purchase any such assets if identified. See "Item 8.01 – Other Events" below for a more detailed description of the Registrant's current financial condition.

Item 2.01	Completion of Acquisition or Disposition of Assets

Subject to the terms and conditions of the Purchase Agreement, Regional sold substantially all of its operating assets and certain liabilities to Associated Asphalt effective at 11:59 p.m. on Friday, November 20, 2015 for cash consideration of $5,000,000, subject to certain adjustments as set forth in the Purchase Agreement, of which $575,000 was deposited in an indemnity escrow account maintained by the parties with U.S. Bank National Association (the "Escrow Holdback"). A significant portion of the remaining $985,041 of proceeds from the sale of the Regional assets were used to pay obligations of Regional. The remaining proceeds of $356,000, together with all other cash held in bank accounts of Regional or due to Regional, and the rights to receive any portion of the Escrow Holdback will be transferred to Registrant as partial satisfaction of the Intercompany Demand Promissory Note between Regional and the Registrant dated March 1, 2012 (the "Regional Intercompany Note"). At November 20, 2015, the outstanding principal and accrued and unpaid interest due on the Regional Intercompany Note was $3,622,041. The remaining unpaid principal and accrued and unpaid interest due on the Regional Intercompany Note will be forgiven by the Registrant.

Item 2.06	Material Impairments

In connection with the anticipated sale of the Regional assets, in September 2015 management of Central Energy GP LLC, the general partner of the Registrant ("CEGP"), acting in such capacity, determined that the goodwill recorded on the balance sheet of Registrant as a result of its acquisition of the Regional assets was impaired and had no value. The entire amount of the goodwill was impaired due to the sale of the Regional assets and no future revenue stream related to such assets. As a result, management determined to take a charge of $3,941,000 for the quarter ended September 30, 2015 as a result of this impairment.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the sale of Regional assets, the services of Ian T. Bothwell in his capacity as the President of Regional and as a Senior Vice President of CEGP were no longer needed on a full-time basis. In connection with the sale of the Regional assets, CEGP and Mr. Bothwell entered into a Separation and General Release Agreement in full satisfaction of all obligations of CEGP to Mr. Bothwell pursuant to his Employment Agreement dated March 20, 2013, as amended effective December 19, 2013. Mr. Bothwell's termination from full-time employment with CEGP was effective November 20, 2015.

Item 5.07	Submission of Matters to Vote of Security Holders

The Third Amended and Restated Agreement of Limited Partnership of Registrant (the "Partnership Agreement") provides that those Limited Partners holding more than a majority of the issued and outstanding Common Units of Registrant (a "Unit Majority") must vote to approve the sale of all or substantially all of the assets of Registrant whether in one or more related transactions. On October 27, 2015, the Board of Directors of CEGP (the "CEGP Board") recommended to the Limited Partners of Registrant that they approve the sale of the Regional assets. On November 3, 2015, those Limited Partners holding 53.15% of the issued and outstanding Common Units of Registrant approved the sale of the Regional assets by executing a Written Consent in Lieu of a Special Meeting of Limited Partners.

Item 8.01	Other Events

Financial Condition of Registrant

Since inception, July 10, 2003, Registrant's quarterly and annual financial statements have been qualified by its independent registered public accountants due to a question about its ability to generate sufficient cash to meet its financial obligations. From time to time Registrant has raised additional capital through the private placement of its Common Units and capital calls to members of CEGP in offerings exempt from registration under to Section 4(2) of the Securities Act of 1933, as amended. However, these amounts have never been sufficiently large to ensure the financial stability of Registrant. As a result, Registrant has not been able to maintain sufficient capital to fund (1) its ongoing operations, (2) the operating losses incurred by Regional or its need for capital to maintenance and improve its facilities, and (3) its efforts to acquire additional assets. At September 30, 2015, the Registrant had total current assets of $312,000 and total current liabilities of $3,908,000. In addition, the Registrant had long-term debt obligations due to CEGP of $5,361,000. Please see Exhibit 99.1 accompanying this Form 8-K for an unaudited consolidated balance sheet and income statement of Registrant as of September 30, 2015. Additional financial information with respect to Registrant is available in its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the three-month period ended June 30, 2015, both of which are on file with the Securities and Exchange Commission or available at the Registrant's website at www.centralenergylp.com.

As a result of its financial condition and the inability to identify additional sources of capital for Registrant and its subsidiaries, Registrant made the decision to offer the assets of Regional for sale in order to raise the needed cash to meet the financial obligations of Registrant and Regional. This decision was triggered, in part, by a second leak occurring in Tank 110 on May 15, 2015 and the anticipated substantial cost to again repair the tank and place it back in service. In addition, the pending maturity of the Hopewell Loan in March 2016 was a factor in making this decision.

In light of this decision and Registrant's financial condition, the CEGP management, in consultation with members of the CEGP Board and its Audit Committee, elected not to spend the money necessary to have its unaudited consolidated financial statements for the quarter ended September 30, 2015 reviewed by its independent registered public accountants and prepare and file a Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. As a result, Registrant is no longer in compliance with its reporting obligations under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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On November 20, 2015, Regional entered into the Purchase Agreement with Associated Asphalt for the sale of substantially all of its assets. As a result of the sale of the Regional assets to Associated Asphalt, Registrant has no remaining operations or source of income or profit. At the present time, Registrant has not identified any additional assets for acquisition and does not have the capital needed to purchase additional assets if identified. It is the intention of Registrant to use the funds to be received from Regional in partial payment of the Regional Intercompany Note to pay the costs associated with the preparation and distribution of Forms K-1 to its partners and then transfer any remaining balance, together with all of the issued and outstanding common stock of Regional, to CEGP in partial satisfaction of the principal and accrued interest due on the Amended and Restated Intercompany Demand Promissory Note dated March 15, 2014, as amended on November 11, 2014 and June 30, 2015 (the "Registrant Intercompany Note"). At November 20, 2015, the outstanding principal and accrued and unpaid interest due on the Registrant Intercompany Note was $3,878,722. It is the intent of CEGP to forgive the remaining balance on the Registrant Intercompany Note upon payment in full of any amounts due on the Escrow Holdback.

Dissolution

Given the financial condition of Registrant and the sale of the Regional assets, the CEGP Board voted on November 30, 2015 to dissolve the Registrant, subject to approval of a Unit Majority as required by the provisions of its Partnership Agreement. On the same date, those Limited Partners holding 53.15% of the issued and outstanding Common Units of Registrant approved the dissolution of Registrant by executing a Written Consent in Lieu of a Special Meeting of Limited Partners. CEGP has been designated as the liquidator of Registrant pursuant to Section 12.3 of the Partnership Agreement and will liquidate Registrant in accordance with Section 12.4 of the Partnership Agreement and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act.

It is the intent of CEGP to dissolve Registrant by December 31, 2015 and wind up its affairs during 2016, including the preparation and deliver of Forms K-1 to its partners. CEGP anticipates that substantially all of the losses attributed to Common Units upon dissolution will be categorized as capital losses, and that substantially all of such capital losses will be captured in 2015. The Forms K-1 delivered to partners of the Partnership will reflect the losses for 2015 incurred to zero out each partner's inside basis with respect to its capital account. THE VIEWS OF CEGP DO NOT CONSTITUTE TAX ADVISE AND EACH PARTNER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM THE DISSOLUTION OF THE REGISTRANT. THE CONSIDERATIONS OF INDIVIDUAL PARTNERS MAY DIFFER WITH THEIR RESPECTIVE CIRCUMSTANCES.

Furthermore, it is the intention of Registrant to file a Form 15 with the Securities and Exchange Commission to terminate the registration of its Common Units and its obligation to file reports under Section 13(a) of the Exchange Act as soon as possible pursuant to Rule 12g-4(a)(2). As of November 20, 2015, Registrant had 345 holders of record of its 19,591,482 issued and outstanding Common Units. In addition, Registrant will notify the OTC Pink of its intention to discontinue the listing of its Common Units for trading on the OTC Pink.

Item 9.01	Financial Statements and Exhibits

The following documents or instruments are being furnished for ease of reference and the benefit of the Registrant's Common Unit holders.

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated Agreement of Limited Partnership of Central Energy Partners LP dated November 26, 2013 (incorporated by reference to the Registrant's Current Report on Form 8-K filed on December 2, 2013, SEC File No. 000-50394).

10.1*	Asset Purchase Agreement by and between Associated Asphalt Hopewell, LLC and Regional Enterprises, Inc. dated November 20, 2015.

10.2	Intercompany Demand Promissory Note between Central Energy Partners LP and Regional Enterprises, Inc. dated March 1, 2012 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012, SEC File No. 000-50394).

10.3	Term Loan and Security Agreement between Regional Enterprises, Inc., as Borrower, and Hopewell Investment Partners LLC, as Lender, dated March 20, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 26, 2013, SEC File No. 000-50394.)

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10.4	Amended and Restated Intercompany Demand Promissory Note dated March 15, 2014 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 31, 2014, SEC File No. 000-50394.)

10.5	Second Amended and Restated Intercompany Demand Promissory Note dated November 11, 2014 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed on November 14, 2014, SEC File No. 000-50394.)

10.6	Third Amended and Restated Intercompany Demand Promissory Note dated June 30, 2015 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed on August 7, 2015).

99.1*	Unaudited consolidated balance sheet and income statement of Registrant as of September 30, 2015.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By: Central Energy GP LLC,

its General Partner

By:	/s/ John L. Denman, Jr.
John L. Denman, Jr.,
Chief Executive Officer and President

Dated: November 30, 2015

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